EXHIBIT 4.5


                                                        State of Delaware
                                                       Secretary of State
                                                    Division of Corporations
                                                  Delivered 12:49 PM - 4/30/2003
                                                    FILED 12:53 PM 04/30/2003
                                                  SRV 030279919 - 2906037 FILE

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               CLARK/BARDES, INC.

         Clark/Bardes, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the stockholders of Clark/Bardes, Inc. (the "Corporation"), at a duly called meeting of the stockholders at which a quorum was present, adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that effective June 9, 2003, Article FIRST of the Corporation's Certificate of Incorporation be and it hereby is amended in its entirety to read as follows:

           "ARTICLE FIRST: The name of the corporation is Clark, Inc."

         SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 211 of the General Corporation Law of the State of Delaware and in accordance with Article XIII of the Corporation's Certificate of Incorporation.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 30th day of April, 2003.



                                              CLARK/BARDES, INC.


                                              By: /s/ Thomas M. Pyra
                                                  ------------------------------
                                              Name:  Thomas M. Pyra
                                              Title: Chief Financial Officer
                                                     and Chief Operating Officer